STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                   DELIVERED 03:18 PM 07/13/2006
                     CERTIFICATE OF AMENDMENT        FILED 02:59 PM 07/13/2006
                                                   SRV 060665814 - 0939772 FILE
                              OF THE

                RESTATED CERTIFICATE OF INCORPORATION

                               OF

                    JOS. A. BANK CLOTHIERS, INC.

                   (Pursuant to Section 242 of the
          General Corporation Law of the State of Delaware)

         Jos. A. Bank Clothiers, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"),

         DOES HEREBY CERTIFY:

         FIRST: That the name of the Corporation is Jos. A. Bank Clothiers, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 22, 1982. The Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 28, 1994 (the "Restated Certificate of Incorporation").

         SECOND: The first paragraph of the Article IV of the Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:

         "The total number of shares of capital stock which the Corporation shall have authority to issue is 45,500,000 shares, of which 45,000,000 shares shall be classified as Common Stock, $.01 par value per share (the "Common Stock"), and 500,000 shares shall be classified as Preferred Stock, $1.00 par value per share ("Preferred Stock").

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 12th day of July, 2006.

                                    JOS. A. BANK CLOTHIERS, INC.

                                    By: /s/ CHARLES D. FRAZER
                                        --------------------------------------
                                        Charles D. Frazer
                                        Senior Vice President-General Counsel





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                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 03:16 PM 02/28/1994
                                                      944030148 - 939772

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          JOS. A. BANK CLOTHIERS, INC.

                              -------------------

                            Under Section 245 of the

                             General Corporation Law

                              -------------------


         The undersigned DOES HEREBY CERTIFY as follows:

         FIRST: The name of the corporation is Jos. A. Bank Clothiers, Inc. (the "Corporation").

         SECOND: The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 22, 1982.

         THIRD: The Certificate of Incorporation, as heretofore amended, of the Corporation (the "Certificate of Incorporation") is amended hereby as follows:

         (a) Article IV is amended to (i) increase the number of shares of capital stock which the Corporation shall have authority to issue and (ii) eliminate the designations of the Series A, B, C, D, and E Preferred Stock of the Corporation (the "Series Preferred Stock") and all powers, preferences, privileges, voting, dividend and other special or relative rights and qualifications of the Series Preferred Stock;

         (b) Article V is amended to establish the number of directors of the Corporation, with the number of directors to be fixed from time to time by resolution of the Board of Directors of the Corporation (the "Board") and (ii) reorganize the Board into three classes with staggered terms;

         (c) Article VI is deleted in its entirety;

         (d) A new Article VI is inserted to eliminate the ability of stockholders to take action by written consent; and

         (e) A new Article IX is inserted to provide the Board with the power to adopt, amend or repeal all or any of the by-laws.

         FOURTH: This Restated Certificate of Incorporation was adopted by the Board and authorized by the unanimous written consent of the stockholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

         FIFTH: The Certificate of Incorporation as amended heretofore is hereby restated and further amended to read as herein set forth in full:

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


                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          JOS. A. BANK CLOTHIERS, INC.

                           -------------------------

                                    ARTICLE I

         The name of the corporation is Jos. A. Bank Clothiers, Inc. (the "Corporation").

                                   ARTICLE II

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "GCL").

                                   ARTICLE III

         The address of the Corporation's registered office in the State of Delaware is 15 East North Street, Dover, Delaware 19901. The Corporation's registered agent at such address is United Corporate Services, Inc.

                                   ARTICLE IV

         The total number of shares of capital stock which the Corporation shall have authority to issue is 20,500,000 shares, of which 20,000,000 shares shall be classified as Common Stock, $.01 par value per share (the "Common Stock"), and 500,000 shares shall be classified as Preferred Stock, $1.00 par value per share ("Preferred Stock").

         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

         1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the

Corporation (the "Board") upon any issuance of the Preferred Stock of any series.

         2. VOTING. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

         3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or participating rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK.

         The Preferred Stock may be issued in one or more series. The number, designation and all of the powers, preferences and rights and the qualifications, limitations or restrictions of the shares of any series of Preferred Stock may be fixed by the Board as provided in Section 151 of the GCL. Different series of Preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided.


                                    ARTICLE V

         The number of directors constituting the entire Board shall be not less than three nor more than twelve (12) as determined from time to time by resolutions of the Board. The Board shall consist of three classes, designated as Class I, Class II, and Class III, respectively, with the size of each class determined from time to time by resolution of the Board; each of which classes shall, however, consist of a number of directors as equal as possible, with no class having more than one director more than any other class. Except for the initial directors in each class who shall have terms of office of one, two and three years, respectively, each class of directors shall thereafter have a term of office of three years and until their respective successors shall have been elected and qualified, or until a director's earlier resignation or removal. Any director may resign at any time upon notice to the Corporation.

                                   ARTICLE VI

         All action required or permitted to be taken by the Corporation's stockholders, at any time that the Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, must be effected at a duly called Annual or Special Meeting (and may not be effected by written consent in lieu thereof).

                                  ARTICLE VII

         Any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation, or is or was acting at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, as a fiduciary of, or otherwise rendering services to, any employee benefit plan of or relating to the Corporation, shall be indemnified by the Corporation to the fullest extent provided by the GCL, as amended from time to time.

         The right to indemnification conferred in the foregoing paragraph shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity) in which service was or is rendered by such indemnitee (including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal for such expenses under this Article VII or otherwise.

                                  ARTICLE VIII

         A director of the Corporation shall not he personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended at any time or from time to time to authorize corporate action which permits the elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

         The Board shall have the power to adopt, amend or repeal all or any of the by-laws.

                                    ARTICLE X

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred upon stockholders, directors and officers are subject to this reservation.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation of the Corporation has been signed, and the statements made herein affirmed as true under the penalties of perjury, this 28th day of February, 1994.


                                                 JOS A. BANK CLOTHIERS, INC.
ATTEST:
                                                 By: /s/ Timothy F. Finley
                                                     ---------------------
/s/ Jacob T. Reinhart                                Timothy F. Finley,
-------------------------                            Chief Executive Officer
 Secretary